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                                                                      Exhibit 21
                    UNION TANK CAR COMPANY AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

                            AS OF DECEMBER 31, 1994



                                                       Jurisdiction Under
                                                         Which Organized
                                                       ------------------

Union Tank Car Company                                      Delaware
Procor Alberta, Inc.                                        Alberta
Railserve, Inc.                                             Canada
Atlas Bolt & Screw Company                                  Delaware
The Marmon Group of Canada, Ltd.                            Canada
Atlas Bolt & Screw Company of Canada, Inc.                  Ontario
Procor Limited                                              Canada
Trans Union Crane Rental, Inc.                              Canada
Procor LPG Storage, Inc.                                    Alberta
Procor Sulphur Services, Inc.                               Alberta
Robertson Whitehouse, Inc.                                  Ontario
Trans Union Finance (Canada) Limited                        Ontario
Rail Car Associates Limited Partnership                     Illinois
Trans Union Fastener Corporation                            Delaware
Union Tank Car Rail Services Company                        Delaware
Uni-Form Components, Inc.                                   Delaware


All subsidiaries listed above are wholly-owned subsidiaries (except for Rail Car Associates Limited Partnership of which the Company is the general partner and has an 80% ownership interest) and are included in the consolidated financial statements incorporated herein.